UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2007

SHORE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

18 East Dover Street, Easton, Maryland 21601
(Address of principal executive offices) (Zip Code)

(410) 822-1400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to By-Laws.

On November 8, 2007, the Board of Directors of Shore Bancshares, Inc. (the “Company”) amended the Company’s By-Laws to permit book-entry ownership of the shares of its common stock. The amendment was necessary to ensure compliance with The Nasdaq Stock Market’s rule change that requires the securities of listed issuers to be eligible for participation in the Direct Registration System, an alternative to physical certification, by January 1, 2008. Specifically, the amendment replaced Article IV of the Bylaws with a version that includes a new Section 3 permitting the Board of Directors to adopt a system of issuance, recordation and transfer of shares of common stock by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws. Any system so adopted will not become effective as to issued and outstanding certificated shares until the related certificates have been surrendered to the Company for transfer, cancellation or exchange.

A copy of the amendment is attached hereto as Exhibit 3.2.

ITEM 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 3.2     First Amendment to Amended and Restated By-Laws (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: November 13, 2007	By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

EXHIBIT INDEX

Exhibit
Number	Description

3.2	First Amendment to Amended and Restated By-Laws (filed herewith).